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                                                                       EXHIBIT 5


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                          SUMMARY TERMS AND CONDITIONS

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               PROPOSED INVESTMENT IN WORLD COMMERCE ONLINE, INC.
                            (A DELAWARE CORPORATION)

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                      SERIES D CONVERTIBLE PREFERRED STOCK
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This Summary of Terms and Conditions (this "SUMMARY") summarizes the principal terms of a proposed preferred stock financing of World Commerce Online, Inc., a Delaware corporation (the "COMPANY"). This Summary is qualified in its entirety by the actual terms of the definitive investment documents for this transaction. In the event of any conflict or inconsistency between the Summary and the definitive investment documents, the terms of the definitive investment documents will govern.

INVESTMENT                          $20 to 30 million (the amount within this
                                    range to be determined by Interprise
                                    Technology Partners, L.P. ("INTERPRISE")), from investors agreed upon by the Company and Interprise (collectively the
                                    "INVESTORS").

SECURITY Series D Convertible Preferred Stock ("SERIES D PREFERRED") of the Company.

PRICE; INITIAL CONVERSION PRICE     Price of $5.00 per share of Series D
                                    Preferred. The Series D Preferred shall be convertible initially at a conversion price
                                    (the "CONVERSION PRICE") of $5.00 per common share of the Company's common stock ("COMMON
                                    STOCK") (subject to antidilution
                                    adjustments, described under "Dilution
                                    Protection," below and other customary
                                    adjustments).

CLOSING                             The closing is anticipated to
                                    on __________ __, 2000.

RIGHTS OF THE SERIES D PREFERRED    Except as set forth herein, the rights of
                                    the Series D Preferred shall be identical to and pari passu with the rights of the Series
                                    Class A Convertible Preferred Stock (the
                                    "SERIES A PREFERRED") and the Series B
                                    Convertible Preferred Stock (the "SERIES B
                                    PREFERRED" and together with the Series A
                                    Preferred, the "SERIES A AND B PREFERRED").
                                    The Investors shall receive those rights of Sections 3A, 3B and Sections 3E through 3H granted to the Purchasers in the Stock
                                    Purchase Agreement dated as of November 11,
                                    1999 among the Company, Interprise

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                                    and the other parties listed therein (the
                                    "EXISTING SPA"). Interprise shall also
                                    receive those rights of Sections 3C and 3D granted to Interprise in the Existing SPA.

LIQUIDATION PREFERENCE              The Series D Preferred shall have a
                                    liquidation preference (equal to principal value plus any accrued and any unpaid dividends) pari passu with the rights of the Series A and B Preferred and the Series C
                                    Convertible Preferred Stock, but senior to all other classes and series of capital stock and other equity securities of the Company.

VOTING RIGHTS                       The Series D Preferred shall vote with the
                                    holders of the Company's Common Stock on all matters, on an as-converted basis, except where required by law and on those matters in which the holders of the Series A and B
                                    Preferred have been granted class voting rights.

REGISTRATION RIGHTS                 The Series D Preferred shall have the
                                    following registration rights:

                                    A. Unlimited piggyback rights at the
                                    Company's expense, on the same terms as and pari passu with the Series A and B Preferred, as set forth in the Registration Rights Agreement dated as of November 11, 1999 among the Company, Interprise and the other parties listed therein (the "EXISTING REGISTRATION RIGHTS AGREEMENT");

                                    B. The Series D Preferred and the Series A and B Preferred will together have a total of 3 long form registrations, as provided for in the Existing Registration Rights Agreement, and the Company shall pay expenses for all three;

                                    C. The Series D Preferred and the Series A B
                                    Preferred will together have a total of 4 short form registrations, as provided for in the Existing Registration Rights Agreement; and

                                    D. In all other respects, the Series D
                                    Preferred will receive the same rights and be subject to the obligations of the Series A and B Preferred substantially as set forth in the Existing Registration Rights Agreement. The registration rights of the Series A and B Preferred and Series D Preferred will be incorporated in a single agreement.

DILUTION PROTECTION                 The conversion price of the Series D
                                    Preferred shall be decreased according to a standard weighted-average anti-dilution formula for all issuances or deemed issuances of




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                                    securities at a price per share less than
                                    the Conversion Price of the Series D
                                    Preferred. The above adjustment shall not apply to the issuance of (a) Common Stock of the Company to employees, directors or consultants as set forth in Section 6.1B(iii) of the Certificate of Voting Powers, Designations, Preferences and Rights of Class B Convertible Preferred Stock dated November 11, 1999 or (b) Common Stock upon conversion of any Preferred Stock.

BOARD RIGHTS                        The Series D Preferred voting as a separate
                                    class shall be entitled to elect one
                                    director to the Board of Directors of the Company (the "BOARD"). Interprise shall designate this Series D director. The
                                    Company shall pay the reasonable costs of the Series D director in attending Board meetings.

REPRESENTATIONS AND WARRANTIES      The definitive agreements shall contain
                                    customary representations and warranties, officers' certificates and closing deliveries, each in a form substantially similar to that provided to the Purchasers in the Existing SPA and any additional representations requested by the Investors, based on changes since the date of the Existing SPA.

CONDITIONS TO CLOSE                 A.       Satisfactory completion of final
                                             business and legal due diligence.

                                    B.       Negotiation and execution of
                                             mutually satisfactory definitive
                                             purchase agreements and related
                                             agreements.

                                    C.       All necessary governmental,
                                             corporate and third party
                                             approvals.

USE OF PROCEEDS                     The proceeds shall be used for working
                                    capital.

EXPENSES As inducement for the general partner of Interprise to provide services to the Company in connection with the transactions contemplated hereby, the Company agrees to pay to the general partner of Interprise a closing fee of $600,000, payable at the Closing. In addition, the Company will pay at the Closing all reasonable fees and expenses (including the reasonable fees and expenses of its counsel and other advisors) incurred by Interprise in connection with the transaction.



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DEFINITIVE AGREEMENTS
AND TIMING                          As reasonably practicable after the
                                    acceptance of this proposal, Investors'
                                    counsel will prepare agreements embodying the terms of this letter and other customary provisions. The parties will use their best efforts to prepare and execute the definitive agreements necessary to consummate the transaction contemplated herein, and to close the transaction as soon thereafter as practicable.

PARTIES' RIGHTS AND
OBLIGATIONS                         The Investors' obligations are subject to
                                    negotiation, execution and delivery of
                                    definitive transaction documents.


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Please indicate your acceptance and agreement with the foregoing and sign the enclosed copy of this Summary of Terms and Conditions and return it to us.



                                                WORLD COMMERCE ONLINE, INC.


                                                By:         /s/ David R. Parker
                                                   -----------------------------

                                                Name:       David R. Parker
                                                     ---------------------------

                                                Title:      Managing Partner
                                                      --------------------------

INTERPRISE TECHNOLOGY PARTNERS, L.P.


By:     /s/    Robert Shaw
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Name:          Robert Shaw
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Title:         Chairman -Chief Executive Officer
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